Exhibit 10.68

Agreement of Junnet J- Card Agent

Party A : Beijing Junnet technologies Co., Ltd.

Address: Suite 801 Jiye Building, 33 Renda Bei Road, Haidian District, Beijing

Party B: Shanghai Broadband Network Inc.

Address: Suite 1212-1214, Tomson Commercial Building, 710 Dongfang Road, Shanghai

1. Preface

1	Party A is a legal limited responsibility company, which provides the professional charging service for internet digital products. Party A can provide on-line prepaid card to the subscribers and is willing to cooperate with party B.

2	Party B is a legal limited responsibility company, which has the authority and ability to sell the products. Party B is the distributor of the product in certain area.

3	Based on the advantages of two parties, party A and party B are willing to work together to develop the internet digital product market and provide variety of services to their subscribers.

Party A accepts the authorization by party B to be the charging agent for the purchasing of the products and services provided by party B’s website (www.eyakids.com/wwwie21.com.cn) only via virtual card or online purchasing. Party B also authorize party A to be the charging agent for the purchasing of the above services by party A’s Junnet J-card. Both parties agree to comply with the following items

2. Terms and Definitions

2.1	Party A's website: is : www.jcard.cn , it is the website and online platform operated and managed by party A

2.2	Party B's website: is : www.eyakids.com/ wwwie21.com.cn , it is the website and online platform which provides the online services and products and operated and managed by party B.

2.3	Products, functions and services in this agreement: The products, functions and services provided by party B and its website (www.eyakids.com/ wwwie21.com.cn), including but not limited to online sale and virtual card purchasing.

2.4	The virtual prepaid card for purchasing the Products, functions and service in this agreement: The virtual prepaid Card is a virtual carrier ( no physical card body) with the information of card number, password , prepaid amount and online time for the digital online entertainment. It can be used for the payment of online service. The virtual card includes but not limited to : the prepaid cards with different values, the product package and gift package contain prepaid cards.

2.5	Authorized area: PRC China ( not including Hong Kong, Macau and Taiwan)

2.6	J-Card of junnet: Designed by party A and only can be used on party A’s platform (www.jcard.cn). This is a general purpose prepaid card for all type of network games and digital entertainment.

2.7	J-Card on line prepayment: Via the server, J card provides online payment for the internet digital products.

2.8	Normal operation, upgrade and maintenance.

Operation: Party B should have sufficient online memory to provide the products functions and services for predictable enough subscribers, including hardware, software and protection to ensure no frequently line drop, sever slowdown, hanging or reboot.

Upgrade: When the operation party knows the new release of the products, functions and services by the developer, the operation party should upgrade the products, functions and products.

Maintenance: the operation party should provide the periodical hardware maintenance, software upgrade and protection to endure the normal operation of the wireless network system.

3. Cooperation Items

3.1	Party B authorizes party A to be the charging agent for the purchasing of the products and services provided by party B’s website (www.eyakids.com/ wwwie21.com.cn) only via virtual card or online purchasing. Party B also authorize party A to be the charging agent for the purchasing of the above services by party A’s Junnet J-card.

3.2	Within15 working days after this agreement has been signed, Party B should cooperate with party A to connect and test the prepayment system for the websites and servers from both sides. The subscribers can implement the online prepayment via party A’s J-card system and no need to log on party B’s server. Party B should adjust the rates for their products, functions and services based on party A’s pricing, time to point rate.

4.Pricing, J-Card charging procedure, delivery of virtual card, payment and invoicing.

4.1	Pricing and Discount: Pricing see item 4.9. The discount based on this agreement is 40% off (party A sells the Products, functions and services by virtual card or J-card and party A purchases these Products, functions and services with the above discount). If party B has new products getting into market, the price and discount rate will be redefined based on item 4.2 and sign as an attachment to this agreement.

4.2	Price protection: Party B guarantees that the discounted price offer to any third party (not as an agent described in this agreement) will not be lower than the one offer to party A by any means.

4.3	New Products: The price of party B’s new products are also regulated by this agreement. Party B guarantees that party A’s purchasing price is the lowest of party A’s sale price, and confirm in written form.

Total 6 levels, each level 4 months.

4.4	J-Card online prepayment charging procedure : Party B provides the real time services based on the request from party A via J-Card system; Party A is responsible for charging the user for the services and products and calculates the sales amount.

4.5	Delivery of virtual card: OnceParty B receives the order from party A, within 2 working days party B e-mail the zip file contains virtual card accounts to the address specified by party A. The password for the zip file will be sent to the person assigned by party A via phone or fax. Party A should inform party B in written form if any change of e-mail address.

4.6	Payment: In the first 2 days of each month, party B adds up the sales amount for last month. Based on the statistic of the background data and the price in this agreement, the payment should implement in the following 3 working days. The price is defined in attachment, in RMB.

4.7	Invoicing: After the confirmation that party A transfer the payment to party B’s account, with 8 working days party B shall send party A the invoice base on the purchasing payment.

4.8 Discount:

4.8.1	Both parties agree that payment is based on 60% of the total sales amount.

4.8.2	Both parties agree that if party B reduces the market price for promotion, the pricing policy under this agreement should be adjusted to ensure the benefit of party A.

4.9 Pricing:

Product	Price
One level monthly card (E-Ya Kids interactive English)	RMB 30 / month
One level annual card (E-Ya Kids interactive English)	RMB 240 / year
Luxury learning Card (E-Ya Kids interactive English)	RMB 800 / year
IE21 interactive learning card	RMB 500 /6 month

5. Obligations

5.1	Obligations of Party A

5.1.1	Party A is the charging agent for the purchasing of the products and services provided by party B’s website (www.eyakids.com/ wwwie21.com.cn) only via virtual card, online purchasing and J-Card.

5.1.2	Party A shall pay the balance to the account specified by party B in time based on the agreement.

5.1.3	Party A shall follow the online prepay regulation specified in this agreement, and as the charging agent, shall always follow party B’s price policy. Party B shall not change the sales price without party B’s approval.

5.1.4	Party A shall not disclose the information including but not limited to discount rate, pricing and sales amount to any third party.

5.1.5	Party A shall provide the internet link from its prepayment interface to party B’s product website.

5.1.6	Party A shall provide the background system for real time query so that party B can check the sales performance of its products anytime.

5.1.7	Party A shall display the logo and descriptions of party B’s products on the home page of its official website.

5.1.8	For the promotion on the products and services defined in this agreement, party A provides the scheme. After the verification by both sides, party A implements the project and both sides share in the cost.

5.1.9	Party A shall inform party B about the promotion of J-Card.

5.1.10	Party A shall be responsible for the cost of virtual card and J-Card

5.1.11	Party A shall ensure the legality of its sales and prepayment platform. If any of party A’s service offends the law and causes the loss of party B, party A shall be responsible for the compensation for party B’s loss.

5.1.12	If there is any problem on the accounts and password caused by party A, party A shall return the accounts and password.

5.2	Obligations of Party B

5.2.1	Party B authorizes party A to be the charging agent for the purchasing of the products and services provided by party B’s website (www.eyakids.com/ wwwie21.com.cn) only via virtual card or online purchasing. Party B also authorize party A to be the charging agent for the purchasing of the above services by party A’s Junnet J-card.

5.2.2	Party 2 shall ensure its products are effective and confidential.

5.2.3	If there is any problem on the accounts and password caused by party B, party A shall replace the accounts and password.

5.2.4	Party B shall ensure the operation, upgrade and maintenance based on this agreement and also responsible for the propaganda of this cooperation.

5.2.5	Party B is responsible for the pricing (item 4.9).

5.2.6	Party B shall provide customer service to answer the questions from users.

5.2.7	Party B shall guarantee the price is identical to that states in this agreement.

5.2.8	Party B shall display the logo and descriptions of party A’s J-Card on the home page of its official website.

5.2.9	If party B needs to adjust the price of its products, the discount rate shall be kept no change and party B shall inform party A in advance by at least 30 working days.

5.2.10	Party B provides 4 free test accounts, for customer service and product manager.

5.2.11	Party B shall provide the routine maintenance to the website system. Party B shall be able to deal with the emergencies, solve the minor issue as soon as possible and solve the major problem in 48 hours.

5.2.12	Party B shall provide the number of its members to party A monthly so that party A can adjust its channel policy.

5.2.13	Party B shall ensure the legality of its products and services. If any of party B’s products and services offend the law, p[arty B shall take the responsibility.

5.2.14	Party B is responsible for the market popularization of its products and services.

6. Statements and Guarantees

6.1	Party A

6.1.1	Party A guarantees to follow party B’s price policy. Before adjusting the price, party B shall get the confirmation in written form from party A.

6.1.2	Party A guarantees to provide party B the information about the price change of competitor’s products monthly in written form

6.1.3	Party A shall ensure the products and services are legal. Party A shall have the relevant sales licenses for its products and services.

6.2	Party B

6.2.1	Party B agree to sell its products and services by party A's J-Card. Party A is responsible for the card's cost.

6.2.2	The implementation of his agreement by party B will not cause

1) Any conflict with party B’s constitution and the laws applicable to party B

2) Any conflict to party B’s agreement with any third party.

6.2.3	Party B shall ensure the products and services are legal. Party ABshall have the relevant sales licenses for its products and services.

7. Other Statements and Guarantees

7.1	Party A

7.1.1	Party A is a legal limited responsibility company. The signee is approved and authorized by the board of the company.

7.1.2	Party A has the qualification to provide the services specified in this agreement.

7.1.3	The implementation of this agreement shall not conflict to party A's constitution and national laws.

7.1.4	This agreement is effective and restrictive to party A's obligation

7.1.5	Party A doesn’t need the approval from any third party to sign and implement this agreement.

7.2	Party B

7.2.1	Party B is a legal limited responsibility company. The signee is approved and authorized by the board of the company.

7.2.2	The implementation of this agreement shall not conflict to party A's constitution and national laws.

7.2.3	Party b shall be responsible to the copyrights of the contents on its website, party B shall take the responsibility for any dissension on the copyright.

7.2.4	This agreement is effective and restrictive to party B's obligation

7.2.5	Party B doesn’t need the approval from any third party to sign and implement this agreement.

8. Cooperation Term

The cooperation term starts from the effective day of this agreement. The period of validity is 1 year.

9. Confidential information

9.1	Both Parties shall not disclose the business secrets obtained from the implementation of this agreement.

9.2	The party which receives the business secret (as “receiver”) shall not copy the business secret obtained from other party (as ” provider”) partially or entirely without the authorization of the provider or the permission under this agreement. By the termination of this agreement, the receiver shall return all the business secrets to the provider or destroy the relevant document with the approval of the provider.

9.3	The receiver shall utilize the business secret strictly based on the agreement. The employees and consultants of the receiver, which knew the business secret, shall sign the similar agreement as this confidential information agreement.

9.4	Both party agree that the information about sales amount, discount rate, pricing and other sensitive information shall be kept secret. If any party causes the disclosure of above information, shall take the responsibility and compensate for the loss of the other party.

9.5	This item ( confidential information) will be valid for another 1 year after the expiration of this agreement, regardless the nullity of entire or part of this agreement.

10. Term and Termination

10.1	Other than the termination condition defined by the law, if one of the following events happens, this agreement will be terminated immediately.

10.1.1	The business qualification of Party A or Party B is cancelled by the government.

10.1.2	Any party of this agreement involves in, or forced by a third party to bankruptcy and liquidation procedure.

10.1.3	IF any disobedience to this agreement by either party, and no corrective action with 15 days after the other party inform the disobedience, the other party has the right to choose asking the default party to continue to implement the agreement or terminating the cooperation and the default party shall take the responsibility for the loss.

10.1.4	IF any party tries to hold off the implementation of this agreement, and no corrective action with 15 days after the other party inform the disobedience, the other party has the right to choose asking the default party to continue to implement the agreement or terminating the cooperation and the default party shall take the responsibility for the loss.

10.1.5	Party B is not able to run the operation or discontinue the business/service.

10.1.6	Party A is not able to run the operation or discontinue the business/service.

10.2	In case of force majeure causing any party inability to partly of fully execute this agreement the prevented party will not be considered failing to observe the bligations of this agreement, and will not bear the responsibility for the delay. If any party thinks that the complementation of this agreement may be held back, delayed or affected by the factors listed in the first article of this agreement, the prevented Party is obliged to inform the other parties of such factors without delay.

10.3	Force majeure includes events such as war (whether the war is declared or not), emergency, strike, labor dispute, accident, a server-breakdown caused by the transmission of a computer virus, hacker’s attacks on the server, fire, earthquakes, flood, typhoon, snowstorm and any other natural disasters and other unforeseen events beyond the control of the parties.

10.4	If the termination happens, the obedience party can ask for the compensation for its economic loss.

10.5	Any party disobey the obligations state in this agreement, the other party has the right to ask the disobedience party to continue the implementation of this agreement, take the corrective action, or compensate the loss.

11. Default.

11.1	Any party disobeys any item of this agreement, not implement its obligation or the implementation is incomplete, the obedience party has the right to ask the disobedience party in written form in advance by 10 days to take the corrective action and compensate the loss of the obedience party.

11.2	The composition should match the loss caused by disobedience, including the profit after the implementation of this agreement, but should not beyond the predictable loss caused by the default.

11.3	If both parties disobey this agreement, both parties shall take their own responsibilities.

12. Other

12.1	Both parties agree that both sides are independent signees. This agreement doesn’t contain any message to show or imply the partnership relationship between 2 parties.

12.2	Without the confirmation in written form by both parties, any party shall not transfer the agreement to other parties partially or entirely by any means.

12.3	Any notice required or permitted by this agreement shall be mailed or faxed to the address specified by this agreement. The notice becomes effective by the day been signed in or faxed successfully.

12.4	There could be a supplementary agreement signed by both parties for new cooperation and attach to this agreement within the term of this agreement.

12.5	If any part of this agreement is found not effective or not executable, this will not affect the validity of the rest of the item in this agreement.

12.6	The development, execution, interpretation and dispute resolution shall be governed by the laws of the People’s Republic of China. Both parties shall negotiate any dispute occurred in terms of this agreement or its performance in friendly manner; in case no settlement can be reached through the negotiation, either party has the right to initial the lawsuit if there is no result from the discussion.

12.7	This agreement and its attachment are written in Chinese, Party A and Party B have one copy of this agreement with the same legal effectiveness. This agreement is valid with the signature and stamp by authorized representatives from both parties.

12.8	Party A and Party B signed this agreement by their authorized representatives on the date displays on the first page of this agreement.

12.9	Both parties promise to utilize the advantages of both side to popularize the products specified in this agreement.

Attachment1

Contact

Party A: Beijing Junnet technologies Co., Ltd.

Coordinator: Ma Limin

Product Manager: Chen Kun

Party B:

Coordinator:

Product Manager:

Attachment 2

J-Card

Definition of J-Card:	J-Card is the prepayment system for all type of digital products. The subscribers can receive the network service by using prepaid junnet J-card or virtual card.
Description:
When user purchases the J-card, by inputting the card number and password the value of the J-card will transfer to the membership account for online payment of the digital entertainment products on J-net platform.
Technical requirement:	Need to provide the interface between online time calculation system and J-net system. Also need the interface between two bill systems

Party A: Beijing Junnet technologies Co., Ltd.

Bank: Minshen Bamk, Guancun branch

Account number: 2210201178460

Party B:

Bank:

Account number: